UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________

 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 9, 2018

 _______________________________________
 Entegris, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(978) 436-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 9, 2018, Entegris, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting"). As of March 16, 2018, the record date for the Annual Meeting, there were 141,847,250 shares of the Company's Common Stock issued and outstanding and entitled to vote on the matters presented at the Annual Meeting. Holders of 132,767,853 shares of the Company's Common Stock, or 93.59% of the outstanding shares entitled to be cast at the Annual Meeting, which constituted a quorum, were represented at the Annual Meeting in person or by proxy. The following proposals, which were described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2018, were voted upon and approved at the Annual Meeting:
1. To elect the following eight persons as directors to serve until the 2019 Annual Meeting of Stockholders:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Michael A. Bradley	118,221,252	6,533,158	46,014	7,967,429
R. Nicholas Burns	121,712,628	3,042,869	44,927	7,967,429
James F. Gentilcore	113,239,202	11,277,669	283,553	7,967,429
James P. Lederer	124,308,866	445,910	45,648	7,967,429
Bertrand Loy	122,431,488	2,323,876	45,060	7,967,429
Paul L.H. Olson	119,531,645	5,021,757	247,022	7,967,429
Azita Saleki-Gerhardt	124,473,138	285,349	41,937	7,967,429
Brian F. Sullivan	118,019,180	6,535,107	246,137	7,967,429
 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2018:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
125,326,315	7,382,664	58,874
3.    To approve, on an advisory basis, the Company’s Executive Compensation:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
121,152,805	3,389,416	258,203	7,967,429

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 9, 2018
By: /s/ Sue Lee
Name: Sue Lee
Title: Senior Vice President, General Counsel and Secretary